UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

51 E. Campbell Avenue, Suite 128 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously stated in its April 7, 2017 earnings release, hopTo Inc. is providing the following answers to questions submitted to its investors@hopto.com email address regarding the Company’s business, finances and operations. These questions and answers will also be posted on the Company’s website at investors.hopto.com. These answers are subject to the forward looking statement disclaimer following the last question and answer below. The following questions and answers do not purport to be indicative of the Company’s overall current business, finances, operations or prospects; rather, the answers reflect the Company’s responses solely to the questions submitted.

Question: Have you received any significant bids on the hopTo IP, including the patents?

hopTo Answer:

We received this question and other questions regarding the hopTo IP sale process. The hopTo IP sale process is still ongoing. We cannot currently discuss any specifics as discussions are still underway with potential buyers.

Question: With a strategic partner involved is the GO-Global software/IP scalable for growth?

hopTo Answer:

This is a theoretical question that is challenging to answer in the absence of a specific named prospective partner. That said, there may be partners that could enable growth for the GO-Global business.

Question: Is the company still in communications with Citrix regarding the Hopto product?

hopTo Answer:

No. We have suspended all development, sales and marketing activities related to our hopTo Work products and we have not renewed our Citrix Ready membership.

Question: When will you be filing the 2017 Q1 report?

hopTo Answer:

We intend to file the 2017 Q1 report in a timely manner, on May 12, 2016.

This question and answer set contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements include statements regarding potential strategic transactions and negotiations. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: our lack of cash resources makes it extremely difficult to execute on our efforts to extract value from our hopTo and Go-Global assets, and creates risks that we may be unable to realize full value for such assets; we may be unable to manage our expenses to a degree to preserve our opportunities to extract value from our assets, and may be forced to sell them at unfavorable prices; there is no assurance that any transaction will be achieved for any hopTo assets in a timely manner, on reasonable terms, or at all; and other factors, including those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents we have filed with the SEC. We assume no obligation to update the above question and answer set, which speaks only as of the date of this Form 8-K in which these questions and answers first appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: April 20, 2017	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer, Secretary